EXHIBIT 77Q1

                                    EXHIBITS

(a)(1) Articles of Amendment and Restatement- incorporated herein by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.

(a)(2) Articles of Amendment- incorporated herein by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.

(e)(1) Form of Interim Sub-Advisory Agreement among ING Series Fund, Inc., ING Investments, LLC and AIC Asset Management, LLC. On behalf of the ING Technology Fund- incorporated herein by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.